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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              ARCHSTONE-SMITH TRUST
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             (Exact Name of Registrant as Specified in Its Charter)

             Maryland                                     84-1592064
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                      7670 South Chester Street, Suite 100
                            Englewood, Colorado 80112
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               (Address of Principal Executive Offices) (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [_]


Securities Act registration statement file number to which this form relates:
333-63734

Securities to be registered pursuant to Section 12(b) of the Act:

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         Title of Each Class                                                    Name of Each Exchange on Which
         to be so Registered                                                    Each Class is to be Registered
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
Common Shares of Beneficial Interest, par value $0.01 per Share
     (including preferred share purchase rights)                                   New York Stock Exchange
Series A Cumulative Convertible Preferred Shares of
     Beneficial Interest, par value $0.01 per share                                New York Stock Exchange
Series C Cumulative Redeemable Preferred Shares of
     Beneficial Interest, par value $0.01 per share                                New York Stock Exchange
Series D Cumulative Redeemable Preferred Shares of
     Beneficial Interest, par value $0.01 per share                                New York Stock Exchange
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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)



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Item 1.   Description of Registrant's Securities to Be Registered

          A complete description of the common shares of beneficial interest (including the accompanying preferred share purchase rights), the Series A preferred shares of beneficial interest, the Series C preferred shares of beneficial interest and the Series D preferred shares of beneficial interest of the Registrant are contained under the caption "DESCRIPTION OF ARCHSTONE-SMITH SHARES OF BENEFICIAL INTEREST" in the Joint Proxy Statement/Prospectus forming a part of the Form S-4 Registration Statement, as amended (File No. 333-63734), filed by the Registrant with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended. Such description is hereby incorporated by reference.

          Effective on October 29, 2001, Archstone Communities Trust, a Maryland real estate investment trust ("Archstone"), whose common shares of beneficial interest (including the accompanying preferred share purchase rights), Series A preferred shares of beneficial interest, Series C preferred shares of beneficial interest and Series D preferred shares of beneficial interest are registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will complete a corporate reorganization whereby it will become a wholly owned subsidiary of the Registrant. The reorganization will be effected pursuant to Articles of Merger that will be filed with the State Department of Assessments and Taxation of the State of Maryland. Pursuant to the Articles of Merger, Archstone Merger Subsidiary Inc., a subsidiary of the Registrant, will be merged with and into Archstone with Archstone as the surviving entity. The shareholders of Archstone are being asked to approve, among other things, the merger and the reorganization at a special meeting of shareholders to be held on October 29, 2001. By virtue of the merger, each issued and outstanding common share (including the accompanying preferred share purchase right), Series A preferred share, Series C preferred share and Series D preferred share of Archstone will be automatically converted into one common share (including the accompanying preferred share purchase right), one Series A preferred share, one Series C preferred share and one Series D preferred share of the Registrant, respectively. As a result, each holder of common shares, Series A preferred shares, Series C preferred shares and Series D preferred shares of Archstone will become the owner of the same number and type of shares of the Registrant. The Series A, C and D preferred shares of the Registrant issued in connection with the reorganization will have preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption identical to those of the shares of the corresponding series of Archstone preferred shares, except for changes that do not materially and adversely affect the holders of the Archstone preferred shares.

          The Registrant's common shares (including the accompanying preferred share purchase rights), Series A preferred shares, Series C preferred shares and Series D preferred shares will become registered under Section 12(b) of the Exchange Act as of the later of the filing of this Form 8-A with the Commission or the receipt by the Commission of certification from the New York Stock Exchange. The Registrant will assume certain registration statements filed by Archstone prior to the merger under the Securities Act of 1933, as amended, and all reports filed by Archstone prior to the merger under the Exchange Act.


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Item 2.   Exhibits

          A list of exhibits filed herewith or incorporated herein by reference is set forth on the Index to Exhibits which is incorporated herein by reference.



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                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:    October 26, 2001

                                               ARCHSTONE-SMITH TRUST


                                               By: /s/ Caroline Brower
                                                   ----------------------------
                                               Name: Caroline Brower
                                               Title: Senior Vice President





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                                INDEX TO EXHIBITS
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Exhibit
Number          Description of Document
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
1.1             Form of Archstone-Smith Trust share certificate for common shares of beneficial ownership (incorporated by reference to Exhibit 3.3 to Archstone-Smith's Registration Statement on Form
                S-4 (File No. 333-63734)).

1.2 Form of Archstone-Smith Trust share certificate for Series A Preferred Shares (incorporated by reference to Exhibit 3.4 to Archstone-Smith's Registration Statement on Form S-4 (File No. 333-63734)).

1.3 Form of Archstone-Smith Trust share certificate for Series C Preferred Shares (incorporated by reference to Exhibit 3.5 to Archstone-Smith's Registration Statement on Form S-4 (File No. 333-63734)).

1.4 Form of Archstone-Smith Trust share certificate for Series D Preferred Shares (incorporated by reference to Exhibit 3.6 to Archstone-Smith's Registration Statement on Form S-4 (File No. 333-63734)).

2.1 Form of Amended and Restated Declaration of Trust of Archstone-Smith Trust (incorporated by reference to Exhibit 2.1(d) to Archstone Communities Trust's Current Report on Form 8-K filed with the SEC on June 19, 2001).

2.2 Form of Amended and Restated Bylaws of Archstone-Smith Trust (incorporated by reference to Exhibit 2.1(e) to Archstone Communities Trust's Current Report on Form 8-K filed with the SEC on June 19, 2001).

2.3 Rights Agreement, dated as of August 31, 2001, by and between Archstone-Smith Trust and Mellon Investor Services, LLC, including the form of rights certificate (incorporated by reference to Exhibit 3.13 to Archstone-Smith's Registration Statement on Form S-4 (File No. 333-63734)).
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